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                                                                   EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-74363 of CBRL Group, Inc. (formerly Cracker Barrel Old Country Store, Inc.) on Form S-3 of our report dated September 9, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Cracker Barrel Old Country Store, Inc. for the year ended July 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Nashville, Tennessee
July 1, 1999